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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-111665) of Piper Jaffray Companies dated December 31, 2003 and in the Registration Statement (Form S-8 No. 333-112384) of Piper Jaffray Companies dated January 30, 2004, of our report dated January 27, 2004 (except Note 17, as to which the date is February 12, 2004), with respect to the consolidated financial statements of Piper Jaffray Companies for the year ended December 31, 2003, included in the 2003 Annual Report to Shareholders of Piper Jaffray Companies, which is incorporated by reference into this Form 10-K. We also consent to the incorporation by reference therein of our report dated January 27, 2004, with respect to the financial statement schedule of Piper Jaffray Companies listed in Item 15(a)(2) of this Form 10-K.


                                                           /s/ Ernst & Young LLP


Minneapolis, Minnesota
March 8, 2004